As filed with the Securities and Exchange Commission on February 9, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Moleculin Biotech, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	47-4671997
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

2575 West Bellfort, Suite 333

Houston, Texas 77054

(713) 300-5160

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Walter Klemp, Chief Executive Officer

2575 West Bellfort, Suite 333

Houston, Texas 77054

(713) 300-5160

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Cavas S. Pavri	Robert F. Charron, Esq.
Schiff Hardin LLP	Ellenoff Grossman & Schole LLP
100 N. 18th, Suite 300	1345 Avenue of the Americas
Philadelphia, PA 19103	New York, New York 10105-0302
Telephone: (202) 724-6847	Telephone: (212) 370-1300
Fax: (202) 778-6460

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-214898

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee

Units, each consisting of one share of Common stock, par value $0.001 per share, and Series A, Series B and Series C Warrants, to purchase shares of Common stock	$9,775.00	$1.13
Common Stock underlying the Series A Warrants included in the Units	$324,875.00	$37.65
Common Stock underlying the Series B Warrants included in the Units	$9,775.00	$1.13
Common Stock underlying the Series C Warrants included in the Units	$324,875.00	$37.65
Common stock issuable upon exercise of the Representatives’ warrant	$684.25	$0.08
Total	$669,984.25	$77.65

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933.
(2)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-214898), as amended, is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $ $17,652,500.00 on the Registration Statement on Form S-1 (File No. 333-214898), for which a filing fee of $ $2,045.92 was previously paid.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the independent registered public accounting firm of Moleculin Biotech, Inc. (“Company”). This registration statement relates to the Company’s registration statement on Form S-1 (File No. 333-214898), as amended, including the exhibits and power of attorney thereto (the “Initial Registration Statement”), initially filed by the Company on December 2, 2016 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 8, 2017. The Company is filing this registration statement for the sole purpose of increasing the proposed maximum aggregate offering price of the securities subject of the Initial Registration Statement. Pursuant to Rule 462(b), the contents of the Initial Registration Statement are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on February 9, 2017.

MOLECULIN BIOTECH, INC.
(Registrant)

By:	/s/ Walter V. Klemp
Walter V. Klemp
Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Walter V. Klemp
Walter V. Klemp	Chief Executive Officer and Sole Director	February 9, 2017
(Principal Executive Officer)
/s/ Jonathan P. Foster
Jonathan P. Foster	Chief Financial Officer	February 9, 2017
(Principal Financial Officer and Principal Accounting Officer)
*
Donald Picker	President and Chief Operating Officer	February 9, 2017

*
Robert George	Director	February 9, 2017

*
Michael Cannon	Director	February 9, 2017

*
Jacqueline Northcut	Director	February 9, 2017

* By:	/s/ Walter V. Klemp
Walter V. Klemp
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Schiff Hardin LLP as to legality of the securities being registered

23.1	Consent of GBH CPAs, PC
23.2	Consent of Schiff Hardin LLP (included in Exhibit 5)

24.1	Power of Attorney (Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-214898) and incorporated herein by reference)